POWER OF ATTORNEY

The undersigned directors and officers of Zurich American Life Insurance Company, an Illinois corporation, hereby constitute and appoint Laura J. Lazarczyk, Stefan Dunajewski, and Prithpal Ruprai, and each of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution to each, for him or her and on his or her behalf and in his or her name, place and stead, to execute and file any of the documents referred to below relating to Registration Statements under the Securities Act of 1933 and under the Investment Company Act of 1940 listed below with respect to the variable annuity contracts issued or to be issued through the ZALICO Variable Annuity Separate Account: registration statements on any form or forms under the Securities Act of 1933 and under the Investment Company Act of 1940, any and all amendments and supplements thereto, with all exhibits and all instruments necessary or appropriate in connection therewith, and all applications for any exemption from the federal securities laws, each of said attorneys-in-fact and agents and him, her or their substitutes being empowered to act with or without the others or other, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue thereof. This Power of Attorney may be executed in any number of counterparts.

REGISTRATION STATEMENTS

Registrant Name	File Nos.
ZALICO Variable Annuity Separate Account	333-22375/811-3199

ZALICO Variable Annuity Separate Account	002-72671/811-3199

IN WITNESS WHEREOF, the undersigned has hereunto set his/her hand on the date set forth below.

[Signatures appear on the next page]

Zurich American Life Insurance Company - Power of Attorney

Name	Title	Date

/s/ Debra Broek	Director	April 17, 2025
Debra Broek

/s/ Richard Hauser	Director and Assistant Secretary	April 17, 2025
Richard Hauser

/s/ James Bracken	Director/Vice Chair	April 17, 2025
James Bracken

/s/ Barry Perkins	Director	April 17, 2025
Barry Perkins

/s/ Laura J. Lazarczyk	Director, Vice President and Secretary	April 17, 2025
Laura J. Lazarczyk

/s/ Franklyn Smith	Director	April 17, 2025
Franklyn Smith

/s/ Angela J. Yochem	Director	April 17, 2025
Angela J. Yochem

Zurich American Life Insurance Company - Power of Attorney